Exhibit 10.97

FOURTH AMENDMENT TO OFFICE LEASE

This Fourth Amendment to Office Lease (“Fourth Amendment”) is made and entered into as of this 5th day of June, 2006, by and between Papago Buttes Corporate, LLC, a Delaware limited liability company (“Landlord”) and Healthnet of Arizona, Inc., an Arizona corporation (“Tenant”). This Fourth Amendment is to that certain Office Lease dated July 24, 2003, as amended by the First Amendment to Office Lease dated December 1, 2003, Second Amendment to Office Lease dated May 31, 2004, and Third Amendment dated April 13, 2006, by and between Landlord’s predecessor-in-interest, Tosco Operating Company, Inc., and Tenant (“the Lease”).

1. Defined Terms. All capitalized terms used in this Fourth Amendment shall have the same meanings as set forth in the Lease or any subsequent amendment.

2. Third Amendment. Section 2 of the Third Amendment to Office Lease dated April 13, 2006 is amended to state the correct area of the Third Expansion Space as 11,162 rentable square feet. This shall be used as the correct area of the Third Expansion Space for all purposes under the Lease. The address of the Third Expansion space is corrected to be 1500 North Priest Drive, Suite 114, Tempe, Arizona 85281.

3. A new Section 25 is added to the Lease, as follows: OFAC Compliance.

(a) Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b) Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

4. No Other Modifications. Except as set forth herein, the Lease, as amended, shall remain in full force and effect, unmodified. In the event of any conflict between the Lease or any Amendment and this Fourth Amendment, this Fourth Amendment shall control.

LANDLORD:

PAPAGO BUTTES CORPORATE, LLC, a Delaware limited liability company

By:	[see attached]
Its:

TENANT:

HEALTH NET OF ARIZONA, INC., an Arizona corporation

By:	/s/ Dennis Bell
Its:	Vice President

LANDLORD:

PAPAGO BUTTES CORPORATE, LLC, a Delaware limited liability company

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

	By:	/s/ John H. Root
	Its:	Investment Director

	By:	/s/ Douglas A. Kintzle
	Its:	Regional Director Asset Management

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